SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 16, 1998.

                          OWENS CORNING
      (Exact name of registrant as specified in its charter)


Delaware                           1-3660             34-4323452
(State or other jurisdiction       (Commission      (IRS Employer
of incorporation)                  File Number)     Identification No.)

One Owens Corning Parkway                                43659
Toledo, Ohio                                           (Zip Code)
(Address of principal executive offices)


                          (419) 248-8000
       (Registrant's telephone number, including area code)

Item 5.   Other Events.


July 16, 1998 Press Release. On July 16, 1998, Owens Corning (the "Company") announced second quarter results, which are attached hereto as Exhibit 99, which is incorporated herein by reference.



Item 7.   Financial Information and Exhibits

  (c)  Exhibits

The exhibits accompanying this report are listed in the accompanying Exhibit Index.

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.

  Exhibit 99

Certain portions of the press release of Owens Corning issued July 16, 1998.

                         SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 OWENS CORNING
                                 Registrant

                                 By: /s/ Domenico Cecere
                                 Domenico Cecere
                                 Senior Vice President and
                                 Chief Financial Officer


Dated: July 17, 1998





                                                       Exhibit 99

Owens Corning, on July 16, 1998, reported sales and earnings for the second quarter of 1998.

Net sales were $1,286 million, an increase of 26 percent over $1,017 million recorded in the second quarter of 1997. Acquisitions made in the company's Exterior Systems Business during the second half of 1997 were the primary contributors to the sales increase.

Net income was $59 million, or $1.02 per diluted share in the second quarter, compared to $63 million, or $1.11 per diluted share reported for the same period in 1997.

For the first six months of 1998, sales were $2,423 million, up 28 percent from $1,892 million in the first half of 1997. Net income was $67 million or $1.20 per diluted share, compared to $105 million or $1.88 per diluted share in the first half of 1997. Net income for the six months ended June 30, 1998 includes the following items from the first quarter of 1998: a pretax charge of $95 million ($63 million after-tax) for restructuring and other actions, a pretax gain of $84 million ($52 million after-tax) from the sale of the company's 50 percent ownership interest in Alpha/Owens-Corning, and a tax credit of $13 million associated with Asia Pacific operations.

The company is achieving its forecast cost reductions from our restructuring program and realizing synergies in its acquired exterior businesses.

Business Review

Building Materials
Second quarter sales of Building Materials were $995 million, up 40 percent compared to the same quarter in 1997. Excluding the Exterior Systems acquisitions made in the second half of 1997, second quarter sales in Building Materials were down slightly over the year-ago quarter due primarily to price.

Volume  was  basically  flat  in  Building  Materials,   with   an
unfavorable quarter-over-quarter price comparison in the Insulating Systems Business. The first half price increases the company instituted in the Insulating Systems Business are starting to have a positive impact on our bottom line.

Income from operations in Building Materials was up 23 percent from the second quarter of 1997, despite the unfavorable price comparison.

While vinyl siding prices were down, margins were maintained in the Exterior Systems Business due to lower raw material costs, higher volume and consolidation synergies.

Composite Materials
Sales in Composite Materials were $291 million, down slightly compared to the same period in 1997.

Most of the sales decline was due to volume decline in the United
States. Demand for electronic circuit boards slowed at the end of the quarter and sales were impacted by some order cancellations due to the General Motors strike.

Volume was up in Europe but prices have not recovered from the declines in 1997. Sales were down significantly in Latin America due to a furnace problem in the company's Brazilian operations, however Asia Pacific volumes were stable and the company continues to grow its share in that region.

Income from operations in Composites Materials increased 18 percent, on slightly lower sales compared to the second quarter of 1997, as a result of productivity improvements and cost reductions.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Some of the important factors that may influence possible differences are continued competitive factors and pricing pressures, construction activity, interest rate movements, issues involving implementation of new business systems, achievement of expected cost reductions and asbestos litigation. Further information on factors that could affect the company's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.


Financial Tables Follow:

                  OWENS CORNING AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF INCOME
                            (unaudited)

                                   Quarter Ended    Six Months Ended
                                    June 30,           June 30,
                                  1998    1997       1998    1997
                          (In millions of dollars, except share data)

NET SALES                        $1,286  $1,017     $2,423   $1,892

COST OF SALES                       985     778      1,923    1,430

 Gross margin                       301     239        500      462

OPERATING EXPENSES

 Marketing and administrative
  expenses                          152     122        281      244
 Science and technology expenses     14      17         29       34
 Restructure costs                    -      -          87        -
 Other (1)                            1     (8)        (70)      (4)

   Total operating expenses         167     131        327      274

INCOME FROM OPERATIONS              134     108        173      188

Cost of borrowed funds               36      23         73       42

INCOME BEFORE PROVISION
 FOR  INCOME TAXES                   98      85        100      146

Provision for income taxes           34      25         27       45

INCOME BEFORE MINORITY
 INTEREST AND EQUITY
 IN NET INCOME OF AFFILIATES         64      60         73      101

Minority interest                    (5)     (2)       (10)      (4)

Equity in net income of affiliates    -       5          4        8

NET INCOME                        $  59   $  63      $  67    $ 105

NET INCOME PER COMMON SHARE

Basic net income per share        $1.09   $1.19      $1.25    $1.99
Diluted net income per share      $1.02   $1.11      $1.20    $1.88

Weighted average number of
 common shares outstanding
 and common equivalent shares
 during the period (in millions)

  Basic                            53.6    52.9       53.5     52.6
  Diluted                          58.9    58.2       58.7     57.9

(1) Includes an $84 million pretax gain from the sale of the Company's 50% ownership interest in Alpha/Owens-Corning during the first quarter of 1998.

                  OWENS CORNING AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
                            (unaudited)

                                  June 30,     December 31,   June 30,
                                    1998           1997         1997
ASSETS                                    (In millions of dollars)

CURRENT

 Cash and cash equivalents        $   42        $  58         $  19
 Receivables                         597          432           567
 Inventories                         535          503           541
 Insurance for asbestos litigation
  claims - current portion (1)       125          100            50
 Deferred income taxes               137          160           147
 Assets held for sale                  -           41            41
 Income tax receivable                27           96            11
 Other current assets                 64           38            57

   Total current                   1,527        1,428         1,433

OTHER

 Insurance for asbestos
  litigation claims (1)              310          357           440
 Asbestos costs to be reimbursed
  - Fibreboard                       131          116           110
 Deferred income taxes               356          328           394
 Goodwill                            788          778           704
 Investments in affiliates (2)        50           52            73
 Other noncurrent assets             181          184           241

   Total other                     1,816        1,815         1,962

PLANT AND EQUIPMENT, at cost       3,647        3,585         3,470
 Less--Accumulated depreciation   (1,888)      (1,832)       (1,789)

   Net plant and equipment         1,759        1,753         1,681

TOTAL ASSETS                      $5,102       $4,996        $5,076

                  OWENS CORNING AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEET (Continued)
                            (unaudited)


                                           June 30,   December 31,    June 30,
                                             1998        1997           1997
                                                (In millions of dollars)

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
 Accounts payable and accrued liabilities  $  793        $ 814        $  694
 Reserve for asbestos litigation claims -
  current portion (1)                         325          350           300
 Short-term debt                              119           23           156
 Long-term debt - current portion             128          120            23

   Total current                            1,365        1,307         1,173

LONG-TERM DEBT                              1,761        1,595         1,854

OTHER
 Reserve for asbestos litigation
   claims (1)                               1,121        1,320         1,485
 Asbestos - related liabilities -
   Fibreboard                                 138          123           114
 Other employee benefits liability            340          335           340
 Pension plan liability                        61           65            66
 Other                                        174          165           178

   Total other                              1,834        2,008         2,183

COMPANY OBLIGATED SECURITIES
 OF ENTITIES HOLDING SOLELY
 PARENT DEBENTURES                            503          503           194

MINORITY INTEREST                              21           24            25

STOCKHOLDERS' EQUITY
 Common stock                                 669          657           653
 Deficit                                     (987)      (1,041)         (980)
 Accumulated other comprehensive income       (48)         (40)          (11)
 Other                                        (16)         (17)          (15)

   Total stockholders' equity                (382)        (441)         (353)

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                    $5,102        $4,996       $5,076

(1) As of June 30, 1998, the current portion of the reserve for asbestos litigation claims, net of insurance, is $200 million. Excluding Fibreboard activity, the total reserve, net of insurance, is $1,011 million.

(2) At the end of the first quarter of 1998, the Company sold its 50% ownership interest in Alpha/Owens-Corning for approximately $103 million and recorded a pretax gain of approximately $84 million.

                  OWENS CORNING AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (unaudited)



                                   Quarter Ended  Six Months Ended
                                      June 30       June 30,
                                   1998     1997   1998      1997
                                      (In millions of dollars)
NET CASH FLOW FROM OPERATIONS

 Net income                      $  59   $  63     $ 67   $ 105
 Reconciliation of net cash
   provided by operating
   activities:
  Noncash items:
   Provision for depreciation
     and amortization               47      39       99      76
   Provision (credit) for
     deferred income taxes          40      39       (5)     56
   Other                             4      (6)     (87)     (7)
   (Increase) decrease in
     receivables                   (40)    (56)    (169)   (163)
  (Increase) decrease in
     inventories                    (4)     (1)     (40)    (92)
  Increase (decrease) in accounts
    payable and accrued
    liabilities                    (12)    (31)     (24)    (90)
  Increase (decrease) in accrued
    income taxes                    77     (15)      75     (26)
  Proceeds from insurance for
    asbestos litigation claims,
    excluding Fibreboard             5      24       22      64
  Payments for asbestos litigation
    claims, excluding Fibreboard   (95)    (90)    (224)   (185)
  Other                            (26)    (38)      11     (57)

      Net cash flow from
        operations                  55     (72)    (275)   (319)

NET CASH FLOW FROM INVESTING

 Additions to plant and equipment  (74)    (57)    (121)   (131)
 Investment in subsidiaries, net
   of cash acquired                  -       -        -     (20)
 Proceeds from the sale of
   affiliate or business             -       -      134       -
 Other                               -      (4)     (19)     (9)

      Net cash flow from
        investing                 $(74)   $(61)   $ (6)   $(160)

                  OWENS CORNING AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (unaudited)

                                     Quarter  Ended    Six Months Ended
                                        June 30,           June 30,
                                     1998      1997     1998       1997
                                          (In millions of dollars)
NET CASH FLOW FROM FINANCING

 Net additions (reductions) to
   long-term credit facilities       $(659)   $  26     $(374)    $ 283
 Other additions to long-term debt     565      108       570       136
 Other reductions to long-term debt    (11)     (39)      (13)      (41)
 Net increase in short-term debt        60       45        96        62
 Dividends paid                         (4)      (4)       (8)       (7)
 Other                                  (6)       2        (6)       21

      Net cash flow from financing     (55)     138       265       454

Effect of exchange rate changes on
  cash                                   1        1         -        (1)

Net increase (decrease) in cash
 and cash equivalents                  (73)       6       (16)      (26)

Cash and cash equivalents at
 beginning of period                   115       13        58        45

Cash and cash equivalents at end
 of period                            $ 42    $  19      $ 42     $  19

                  OWENS CORNING AND SUBSIDIARIES
     QUARTERLY INFORMATION ON INDUSTRY AND GEOGRAPHIC SEGMENTS
                            (unaudited)

                                      Quarter        Six Months
                                       Ended           Ended
                                      June 30,        June 30,
                                    1998  1997       1998  1997
                                    (In millions of dollars)
NET SALES

Industry Segments

 Building Materials
  United States                   $ 872   $ 600    $1,611  $1,100
  Europe                             70      72       135     146
  Canada and other                   53      41       105      72

   Total Building Materials         995     713     1,851   1,318

 Composite Materials
  United States                     155     161       306     299
  Europe                            100     103       197     200
  Canada and other                   36      40        69      75

   Total Composite Materials        291     304       572     574

Intersegment sales
 Building Materials                   -       -         -       -
 Composite Materials                 27      29        58      56
 Eliminations                       (27)    (29)      (58)    (56)

   Net sales                     $1,286  $1,017    $2,423  $1,892

Geographic Segments

 United States                   $1,027  $  761    $1,917  $1,399
 Europe                             170     175       332     346
 Canada and other                    89      81       174     147

   Total                         $1,286  $1,017    $2,423  $1,892

Intersegment sales
 United States                       38      31        70      60
 Europe                               1       7        10      16
 Canada and other                    17      26        29      48
 Eliminations                       (56)    (64)     (109)   (124)

   Net sales                     $1,286  $1,017    $2,423  $1,892

                  OWENS CORNING AND SUBSIDIARIES
     QUARTERLY INFORMATION ON INDUSTRY AND GEOGRAPHIC SEGMENTS
                            (Continued)
                            (unaudited)

                                       Quarter      Six Months
                                        Ended         Ended
                                       June 30,      June 30,
                                    1998    1997   1998   1997
                                      (In millions of dollars)
INCOME (LOSS) FROM OPERATIONS (1)

Industry Segments

 Building Materials
  United States                    $  88   $ 70    $ 90   $107
  Europe                               2      2     (13)     7
  Canada and other                     1      2      (2)     4

   Total Building Materials           91     74      75    118

 Composite Materials
  United States                       53     52      90     94
  Europe                               3     (1)    (14)     6
  Canada and other                     3     (1)      2      1

   Total Composite Materials          59     50      78    101

 General corporate expense           (16)   (16)     20    (31)

   Income from operations            134    108     173    188

 Cost of borrowed funds              (36)   (23)    (73)   (42)

   Income before provision
     for income taxes               $ 98   $ 85    $100   $146

Geographic Segments

  United States                     $141   $122    $180   $201
 Europe                                5      1     (27)    13
 Canada and other                      4      1       -      5
 General corporate expense           (16)   (16)     20    (31)

   Income from operations            134    108     173    188

 Cost of borrowed funds              (36)   (23)    (73)   (42)

   Income before provision
     for income taxes               $ 98   $ 85    $100   $146


                  OWENS CORNING AND SUBSIDIARIES
     QUARTERLY INFORMATION ON INDUSTRY AND GEOGRAPHIC SEGMENTS
                            (Continued)
                            (unaudited)

 (1) Income from operations for the six months ended June 30, 1998 includes a pretax charge of $95 million for restructuring and other actions. The impact of these special items was to reduce income from operations for Building Materials in the United States, Europe, and Canada and other by $17 million, $11 million and $1 million, respectively; Composite Materials in the United States, Europe, and Canada and other by $8 million, $27 million and $1 million, respectively; and to increase general corporate expense by $30 million. Income from operations for the six months ended June 30, 1998 also includes a pretax gain of $84 million from the sale of the Company's 50% ownership interest in Alpha/Owens-Corning. The impact of this gain was to decrease general corporate expense by $84 million.

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